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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of Tetra Tech, Inc.:

        We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (Nos. 033-46240, 033-47533, 033-80606, 033-94706, 333-11757, 333-53036 and 333-85558) of Tetra Tech, Inc. of our report dated December 30, 2004, relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated December 30, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
December 30, 2004

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  EXHIBIT 23.1